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                                 FOR IMMEDIATE RELEASE

                                 Michael J. Monahan       (612) 293-2809 (Tel)
                                                          (612) 225-3123 (Fax)


                        ECOLAB OFFER FOR GIBSON REACHES 98%;
                            OFFER BECOMES COMPULSORY

     ST PAUL, Minn., December 16, 1997: Ecolab Inc. announced that on
December 8 its offer for the outstanding shares of Gibson Chemical Industries Limited of Melbourne, Australia closed with Ecolab having acquired over 98% of the outstanding shares.
     Ecolab will now proceed to acquire the remaining shares under an Australian law which allows for a complusory acquisition of these shares by Ecolab. Ecolab expects to complete this compulsory acquisition in about 30 days.
     Ecolab is the leading global developer and marketer of premium cleaning, sanitizing, maintenance and pest elimination products and services for the hospitality, institutional and industrial markets. For the year ended
December 31, 1996, Ecolab reported sales of US$1.5 billion; including
European joint venture sales of US$0.9 billion, Ecolab's global sales coverage was US$2.4 billion. Ecolab shares are traded on the New York Stock Exchange and the Pacific Exchange under the symbol ECL.
     Ecolab news releases and other investor information are available on the Internet at http://www.ecolab.com; and by telephone at 1-800-322-8335.


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